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                                                                    EXHIBIT 10.6

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                          COMMON STOCK PURCHASE WARRANT

                   To Subscribe for and Purchase Common Stock

                                       of

                         ORCHIDS ACQUISITION GROUP, INC.

                             a Delaware corporation

      This certifies that, for value received, ________________ ("Investor"), or his assigns (Investor and/or his assigns are collectively referred to herein as the "Holder"), is entitled to subscribe for and purchase from Orchids Acquisition Group, Inc., a Delaware corporation (the "Company"), _____________ shares of the Company's common stock, $.001 par value ("Common Stock"), at an exercise price per share of $10.00 (subject to adjustment pursuant to Section 3) at any time or times after the date hereof and until expiration of this Warrant as provided in Section 13 hereof.

      All Common Stock Warrants issued in substitution or exchange herefor are herein individually called a "Warrant" and collectively called "Warrants".

      This Warrant is issued pursuant to a Subscription Agreement by and between the Company and Investor (the "Subscription Agreement") in connection with the Company's offering of Units, each Unit consisting of: (1) a subordinated debenture in the principal amount of $1,000; and (2) a warrant to purchase 14 shares of the Company's common stock, all as further described in the Company's Offering Memorandum dated February 11, 2004 as the same may be amended, supplemented or otherwise modified from time to time (the "Memorandum"). Holder's rights and the Company's obligations hereunder are subject to the provisions of the Subscription Agreement. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Subscription Agreement and the Memorandum.

      This Warrant is subject to the following provisions, terms and conditions:

      1. Exercise; Payment; Issuance of Certificates. The rights represented by this Warrant may be exercised by the Holder, in whole or in part and at one or more times, by the

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surrender of this Warrant (properly endorsed if required) at the principal office of the Company (or such other office or agency of the Company as it may designate by written notice to the Holder) and upon payment to it by cash or certified check of the Exercise Price for the shares of Common Stock purchased hereunder. The Company agrees that the shares so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding three (3) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant is exercised in full or has expired, a new Warrant appropriately providing for the purchase of Common Stock with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

      2. Shares to be Fully Paid; Reservation of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price per share of the Common Stock issuable upon exercise of this Warrant. The Company further covenants that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable securities or corporate law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which would result in the number of shares of Common Stock outstanding exceeding the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

      3. Adjustment of Exercise Price and Number of Shares. The Exercise Price in effect at any time shall be subject to adjustment from time to time as provided in this Section 3 (the initial Exercise Price or such price as last adjusted pursuant to the terms hereof, as the case may be, being herein called the "Exercise Price"), and the number of shares of Common Stock purchasable upon exercise of this Warrant also shall be subject to adjustment from time to time as provided in this Section 3.

         A. Stock Split or Subdivision of Outstanding Stock. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Exercise Price then in effect shall be proportionately decreased and the number of shares of Common Stock issuable on exercise of this Warrant shall be proportionately increased.

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         B. Combination of Outstanding Stock. If the number of shares of Common
Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Exercise Price shall be proportionately increased and the number of shares of Common Stock issuable on exercise of this Warrant shall be proportionately decreased.

         C. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of an Exercise Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (a) such adjustment and readjustments, (b) the applicable Exercise Price at the time in effect, and
(c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon exercise of the Warrant.

      4. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another person, entity, firm or partnership which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive, in lieu of or addition to the Common Stock immediately theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets as the Holder would have received in connection with such Organic Change if the Holder had theretofore exercised this Warrant. The Company will not effect any such reorganization, reclassification, consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to the Holder), the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

      5. Notices. The Company will give written notice to the Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record with respect to (a) any dividend (other than a cash dividend payable out of the earnings of the Company) with respect to its Common Stock;
(b) any pro rata distribution to holders of Common Stock of any shares of the Company's capital stock, or options to purchase, rights to subscribe for, or securities convertible or exchangeable for, Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities; or (c) any Organic Change.

      6. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of the rights evidenced hereby.

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      7. No Voting Rights Conferred by Warrant. Except as set forth in the
Company's Certificate of Incorporation, this Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

      8. Warrant Transferable. Subject to the transfer conditions referred to in the Company's Certificate of Incorporation, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment (in form reasonably acceptable to the Company) at the principal office of the Company.

      9. Fractional Shares. If a fractional share of Common Stock would be issuable upon exercise of this Warrant (but for the provisions of this Section), the Company will, concurrently with the issuance to the Holder of the certificate for the shares of Common Stock issuable upon exercise hereof, deliver to the Holder a check payable to the Holder in lieu of such fractional share in an amount equal to the difference between the fair value of such fractional share (determined in good faith by the Company's Board of Directors) and the Exercise Price of such fractional share.

      10. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 1 hereof, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the maximum number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase the number of shares of Common Stock purchasable upon exercise of this Warrant as shall be designated by the Holder at the time of such surrender.

      11. Duration. The rights to purchase shares of Common Stock hereunder shall remain in existence until the date which is five (5) years following the date of original issuance of this Warrant.

      12. No Dilution or Impairment. The Company shall not undertake or participate in any action whatsoever for the purpose, or having the result, of avoiding or seeking to avoid the observance or performance of any of its obligations pursuant to this Warrant, or diluting, impairing or adversely affecting whatsoever the Holder's right and entitlement to acquire, by exercise hereof, the maximum number or percentage of shares of Common Stock obtainable upon exercise of this Warrant in accordance with its terms.

      13. Descriptive Headings and Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware without regard to the laws that might be applicable under conflicts of laws principles.

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      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 1st day of March, 2004.

                                                 ORCHIDS ACQUISITION GROUP, INC.

                                                 By:
                                                     ---------------------------
                                                     Douglas Hailey, President

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